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                                                                  EXHIBIT 10.18

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                   LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND

                         ASSIGNMENT OF LEASES AND INCOME

                                 by and between

                      AES RED OAK URBAN RENEWAL CORPORATION

                                (as "MORTGAGOR")

                                      -to-

                               AES RED OAK, L.L.C.

                                (as "MORTGAGEE")

                          Dated as of: March 1, 2000







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                      This instrument was prepared by, and
                       after recording, please return to:

                               Stephanie Ray Esq.
                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             One Battery Park Plaza
                          New York, New York 10004-1490


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                   LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND
                         ASSIGNMENT OF LEASES AND INCOME

         THIS LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND INCOME (this "MORTGAGE") made and delivered as of this 1st day of March, 2000, by AES RED OAK URBAN RENEWAL CORPORATION, a corporation organized and validly existing under the laws of the State of New Jersey and having an address at 777 Washington Road, Parlin, New Jersey 08859 (together with its permitted successors and assigns, the "MORTGAGOR"), to AES RED OAK, L.L.C., a Delaware limited liability company having an address at c/o The AES Corporation, 1001 North 19th Street, Arlington, Virginia 22209 (together with its permitted successors and assigns, the "MORTGAGEE").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of that certain deed from Forest View Industrial Park, Inc. ("FOREST VIEW") to Mortgagee, dated February 23, 2000 (the "DEED"), Mortgagee is the fee owner of the property located in the Borough of Sayreville, Middlesex County, New Jersey, more particularly described in EXHIBIT A attached hereto and made a part hereof (the "SITE"), which Deed was recorded in the Office of the Clerk of Middlesex County, New Jersey (the "REGISTER'S OFFICE") on February 24, 2000 in Miscellaneous, Book 4748, Page 548;

         WHEREAS, pursuant to the Deed, Mortgagee is the holder of (i) a certain access easement to Jernee Mill Road (the "ACCESS EASEMENT"), which Access Easement was originally granted by Pfizer Inc. to Forest View pursuant to an Easement dated June 22, 1989 and recorded in the Register's Office on June 22, 1989 in Deed Book 3789, Page 213, affecting the property described in EXHIBIT B attached hereto and made a part hereof (the "ACCESS EASEMENT PREMISES"), and
(ii) two (2) sight triangle easements (the "SIGHT TRIANGLE EASEMENTS"), which Sight Triangle Easements were originally granted by Pfizer Inc. to Forest View pursuant to an Easement dated June 22, 1989 and recorded in the Register's Office on June 22, 1989 in Deed Book 3789, Page 227, affecting the property described in EXHIBIT C attached hereto and made a part hereof (the "SIGHT TRIANGLE EASEMENTS PREMISES") (the "ACCESS EASEMENT PREMISES" together with the "SIGHT TRIANGLE EASEMENTS PREMISES," collectively, the "EASEMENT PREMISES");

         WHEREAS, pursuant to the terms of that certain Ground Lease Agreement dated as of March 1, 2000 (as amended, modified or otherwise supplemented from time to time the "SITE LEASE") between Mortgagee, as ground lessor, and Mortgagor, as ground lessee, Mortgagee has leased the Site together with the Access Easement and the Sight Triangle Easements to Mortgagor. A memorandum of Site Lease was delivered to the Register's Office for recording immediately prior to the recordation of this Mortgage;

         WHEREAS, Mortgagor intends to finance the construction of a portion of the Facilities (as hereinafter defined) on the Site (such portion, the "URC FACILITY") through the borrowing from Mortgagee of the sum of Forty Million Dollars ($40,000,000.00) (the "LOAN") pursuant to a Promissory Note, dated as of March 1, 2000 from Mortgagor, as borrower, and payable to


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Mortgagee (as it may be amended, modified or otherwise supplemented from time to time, the "URC LOAN AGREEMENT");

         WHEREAS, pursuant to that certain Sublease Agreement dated as of March 1, 2000 (as amended, modified or otherwise supplemented from time to time, the "SITE SUBLEASE"), between Mortgagor, as ground sublessor, and Mortgagee, as ground sublessee, Mortgagee has subleased the Site and the URC Facility to Mortgagee. A memorandum of Site Sublease was delivered to the Register's Office for recording immediately prior to the recordation of this Mortgage;

         WHEREAS, as security for Mortgagor's obligations under the URC Loan Agreement and all future modifications, extensions and renewals of such obligations (such obligations, collectively, the "SECURED OBLIGATIONS") Mortgagor has agreed to grant to Mortgagee a security interest in the Collateral (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and FOR THE PURPOSE OF SECURING the payment and performance of the Secured Obligations, which Secured Obligations may increase, decrease and increase again, from time to time, Mortgagor and Mortgagee hereby agree as follows:

                         G R A N T I N G   C L A U S E S:

         In order to secure the Secured Obligations including without limitation the payment of an indebtedness evidenced by the URC Loan Agreement, in the principal amount of up to Forty Million Dollars ($40,000,000.00) lawful money of the United States, and any and all sums, amounts and expenses incurred hereunder and under the URC Loan Agreement to the terms hereof or thereof and all future modifications, extensions and renewals of such obligations, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby grants, conveys, mortgages and warrants unto Mortgagee, its successors and assigns, all of the right, title and interest of Mortgagor in and to the following property described in Granting Clauses (a) through (m) inclusive (all of which is hereinafter collectively referred to as the "COLLATERAL" or the "MORTGAGED PROPERTY") and Mortgagor covenants that it shall pay and perform the Secured Obligations when due in accordance with the provisions of the URC Loan Agreement:

                  (a) THE SITE LEASE: (i) all right, title and interest of Mortgagor as the lessee under the Site Lease, (ii) all right, title and interest of Mortgagor in any sublease hereafter entered into by Mortgagor, and (iii) all rights of Mortgagor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of the Site Lease;

                  (b) THE SITE SUBLEASE: all right, title and interest of Mortgagor as the site sublessor under the Site Sublease, including, without limitation, all rents, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any of the Mortgaged Property, as well as all the rights, powers and remedies on the part of



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Mortgagor, whether arising under the Site Sublease or by statute or at law or equity or otherwise, arising out of any default thereunder;

                  (c) THE FACILITIES: (i) the URC Facility and all buildings, structures and improvements of every nature whatsoever presently or hereafter located, erected or placed upon the Site or the Easement Premises and owned by Mortgagor, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements of or to any of the foregoing (collectively, the "IMPROVEMENTS") and (ii) all machinery, appliances, apparatus, equipment, fittings, furniture, fixtures, interior improvements, decorations, piping, conduits, chattels, articles of personal property and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, to the full extent of such interest, now or hereafter attached to or located on the Site, the Improvements, the Easement Facilities (as hereinafter defined), the Easement Premises, or any appurtenances thereof, and used in connection with the present or future operation and occupancy of the Site, the Improvements, the Easement Facilities, the Easement Premises, together with any and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby (collectively, the "EQUIPMENT"; the Improvements and said Equipment being hereinafter referred to, collectively, as the "FACILITIES");

                  (d) THE EASEMENTS: all right, title and interest of Mortgagor in the Access Easement, the Sight Triangle Easements and all other easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, mineral rights, ditches, ditch rights, reservoirs and reservoir rights, and all privileges, tenements, hereditaments and appurtenances whatsoever, of any nature whatsoever, in any way belonging, relating or appertaining to the Site, the Easement Premises or the Facilities, or which hereafter shall in any way belong, relate or be appurtenant thereto (said easements, rights and privileges described in this paragraph (d), including without limitation the Access Easement and the Sight Triangle Easements, being hereinafter referred to, collectively, as the "EASEMENTS");

                  (e) TOGETHER WITH: subject to the provisions of this Mortgage, all right, title and interest of Mortgagor in and to all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property or any part thereof, from the exercise of the right of eminent domain, either temporary or permanent (including any transfer made in lieu of the exercise of said right) or for any changes to the grades of streets or as a result of any other damage to the Mortgaged Property or any part thereof;

                  (f) TOGETHER WITH: subject to the provisions of the Site Lease, the Site Sublease and this Mortgage, all right, title and interest of Mortgagor in and to all insurance or other proceeds of, and any unearned premiums on, any insurance policies required to be maintained by Mortgagor under the this Mortgage, including, without limitation, the right, subject to the terms of this Mortgage, to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof;


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                  (g) TOGETHER WITH: subject to the terms of the URC Documents, all right, title and interest of Mortgagor in and to all "general intangibles", "accounts" and "proceeds", together with the replacements and substitutes thereof and profits therefrom (as such terms are defined in the Uniform Commercial Code (as hereinafter defined)), with respect to which Mortgagee shall have, in addition to all rights and remedies provided in ARTICLE V hereof, all of the rights and remedies of a "secured party" under the Uniform Commercial Code other than any right, title and interest of Mortgagor in and to any account created under the URC Loan Agreement;

                  (h) TOGETHER WITH: subject in all respects to the provisions of the Site Lease, the Site Sublease and ARTICLE IV hereof, all right, title and interest of Mortgagor in, to and under any and all Leases (as hereinafter defined) now or hereafter entered into, including without limitation, all right, title and interest of Mortgagor to receive the rents, issues and profits of the Mortgaged Property thereunder, including without limitation Project Revenues (as hereinafter defined) (collectively, "INCOME") together with all books and records which contain payments made under the Leases;

                  (i) TOGETHER WITH: all of Mortgagor's right, title and interest in and to all plans and specifications prepared for construction or operation of the Facilities or other development of the Collateral (including all amendments, modifications, supplements, general conditions and addenda thereof or thereto) and all studies, data and drawings (including without limitation architectural, engineering, mechanical and electrical drawings) related thereto, and all contracts and agreements of Mortgagor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings or to the construction or operation of the Facilities;

                  (j) TOGETHER WITH: to the extent permitted by Legal Requirements (as hereinafter defined), all of Mortgagor's right, title and interest in and to all present and future Permits (as hereinafter defined); PROVIDED, that any of the Permits which by their terms or by operation of Law would become void, voidable, terminable or revocable or would constitute a breach or default thereunder if pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the lien and term of this Mortgage to the extent necessary to avoid such voidness, voidability, terminability or revocability;

                  (k) TOGETHER WITH: all of Mortgagor's right, title and interest in and to all development, construction management's and maintenance contracts, including, but not limited to, the Project Contracts (as hereinafter defined) and warranties, indemnities, undertakings and guarantees of contractors, subcontractors, materialmen, vendors and suppliers relating to the Facilities;

                  (l) TOGETHER WITH: to the extent permitted by Law, all of Mortgagor's rights and remedies at any time arising under or pursuant to Section 365(h) of the United States Bankruptcy Code, including, without limitation, all of Mortgagor's rights to remain in possession of the Collateral; and

                  (m) TOGETHER WITH: all and singular the tenements, hereditaments and appurtenances belonging to the Mortgaged Property or any part thereof hereby mortgaged or



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intended so to be or in anywise appertaining thereto (including, but not limited to, all income, rents and profits arising therefrom), all streets, alleys, passages, ways, water courses, all other rights, liberties and privileges of whatsoever kind or character, the reversions and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well as at law and equity, of Mortgagor in and to all of the foregoing or any or every part thereof.

         TO HAVE AND TO HOLD the Mortgaged Property and all the parts thereof unto Mortgagee, its successors and assigns, to the Mortgagee's own use and behalf forever.

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1. Capitalized terms not otherwise defined in this Mortgage shall have the meaning given to such terms in that certain Trust Indenture dated March 1, 2000 by and among Mortgagee, The Bank of New York, as Collateral Agent, Trustee and Depository Bank (as amended, modified or otherwise supplemented and in effect from time to time, the "INDENTURE"). For purposes of this Mortgage, the following terms shall have the following meanings, unless the context of this Mortgage requires otherwise:

                  (a) "ADJUSTED BASE RATE" means the interest rate which is the higher of (x) the Federal Funds Rate plus .5% and (y) the Reference Rate.

                  (b) "ADDITIONAL COLLATERAL" has the meaning provided in
SECTION 5.1.

                  (c) "AFFECTED PROPERTY" has the meaning provided in SECTION 2.16.

                  (d) "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

                  (e) "COLLATERAL" has the meaning provided in the Granting Clauses.

                  (f) "EASEMENT FACILITIES" means all pipes, valves, conduits, pumps, lines, processors, transformers, works, facilities, equipment, devices, buildings and improvements of every kind and nature located on or within any Easement Premises or that certain piece or parcel of land described on EXHIBIT D annexed hereto under, over or across which Mortgagee has been granted a license pursuant to that certain License Agreement for Utility Lines Occupation dated February 23, 2000 between Consolidated Rail Corporation and Mortgagee.

                  (g) "EASEMENTS" has the meaning provided in the Granting Clauses.

                  (h) "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, losses, damages (whether actual, consequential or punitive), costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties and sanctions, whether based on or in contract, tort, implied or express warranty, strict liability or criminal or civil statute (including, without limitation, any of



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the foregoing arising under any Environmental Law, Permit, or order or agreement with any Governmental Authority or other Person), and which relate to any environmental, health or safety condition, or a Release or threatened Release.

                  (i) "ENVIRONMENTAL LIEN" means any lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  (j) "EQUIPMENT" has the meaning provided in the Granting Clauses.

                  (k) "EVENT OF DEFAULT" means any of the events or circumstances described as such in ARTICLE VI hereof.

                  (l) "FACILITIES" has the meaning provided in the Granting Clauses.

                  (m) "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate PER ANNUM equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Mortgagee from federal funds brokers of recognized standing selected by it.

                  (n) "IMPOSITIONS" means all duties, taxes, assessments, dues, charges, fees, excises, levies, license and permit fees, impositions, water rates, sewer rents and other charges, ordinary or extraordinary, whether foreseen or unforeseen, of any kind whatsoever, (i) now or hereafter levied or assessed or imposed against or upon or in respect of the Mortgaged Property, or
(ii) which now is or may be levied or assessed against the Income by virtue of any present or future Legal Requirement, as well as all income taxes, assessments and other governmental charges levied and imposed by any Governmental Authority upon or against Mortgagor or in respect of the Mortgaged Property or any part thereof, to the extent the same is in lieu of or in substitution of the items described in clause (i). Taxes shall not include any taxes imposed on the net income, gross receipts or any franchise taxes of Mortgagee, except as provided in the URC Loan Agreement.

                  (o) "IMPROVEMENTS" has the meaning provided in the Granting Clauses.

                  (p) "INCOME" has the meaning provided in the Granting Clauses.

                  (q) "INDEMNITEE" has the meaning provided in SECTION 2.16.

                  (r) "LEASES" means any lease, sublease, rental agreement, occupancy agreement, license, franchise or concession agreement or any other form of occupancy or use agreement, however denominated, written or oral, affecting the Mortgaged Property, or any part thereof, including, without limitation, the Project Contracts now or hereafter entered into and all modifications, amendments, renewals, extensions, replacements, guarantees and other agreements affecting the same.


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                  (s) "LEGAL REQUIREMENT(S)" means all present and future
laws, ordinances, orders, judgments, rules, regulations and requirements of any Governmental Authority or arbitrator applicable to the Mortgagor or the Mortgaged Property, including, without limitation, Environmental Laws, the Employee Retirement Income Security Act of 1974 (as amended from time to time), zoning and subdivision laws and ordinances and building codes, restrictive covenants, and development orders, which at any time are or may be applicable to the Mortgaged Property or any part thereof, including, without limitation, the Americans With Disabilities Act (42 U.S.C. ss.12101 ET SEQ.), as amended, and the regulations promulgated thereunder.

                  (t) "MORTGAGE" means this document, as the same may be amended, modified, supplemented, assigned by Mortgagee, extended, renewed, restated and in effect from time to time.

                  (u) "MORTGAGED PROPERTY" has the meaning provided in the Granting Clauses.

                  (v) "MORTGAGEE" means the Mortgagee herein named or, at any given time, the holder or holders of this Mortgage, and its or their respective heirs, executors, administrators, successors and assigns.

                  (w) "MORTGAGOR" means the Mortgagor herein named, any subsequent owner or owners of the Mortgaged Property, and its or their respective heirs, executors, administrators, successors and permitted assigns.

                  (x) "PERMIT" means any permit, approval, authorization, license, consent, variance or permission required from or by a Governmental Authority for the use, operation, maintenance and restoration of the Mortgaged Property or any part thereof in accordance with all Legal Requirements, including, without limitation, a certificate of occupancy.

                  (aa) "PROJECT CONTRACTS" has the meaning provided in the Indenture.

                  (ab) "PROJECT REVENUES" has the meaning provided in the Indenture.

                  (ac) "REFERENCE RATE" means the variable rate of interest PER ANNUM officially announced or published by Mortgagee from time to time as its "reference rate," such rate being set by Mortgagee as a general reference rate of interest, taking into account such factors as Mortgagee may deem appropriate, it being understood that many of Mortgagee's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Mortgagor may make various commercial or other loans at rates of interest having no relationship to such rate. Each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of the change in such "reference rate."

                  (ad) "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property or as may be otherwise defined under Environmental Laws.


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                  (ae) "REMEDIAL ACTION" means any and all actions required by any Environmental Law or voluntarily undertaken to (i) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent the Release or threatened Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  (af) "SECURED OBLIGATIONS" has the meaning provided in the Granting Clauses.

                  (ag) "SITE" has the meaning provided in the Granting
Clauses.

                  (ah) "STATE" means the State of New Jersey.

                  (ai) "TENANT(S)" means all of the parties to, and Persons obligated to Mortgagor under, any Lease.

                  (aj) "TRANSACTION DOCUMENTS" has the meaning provided in the Indenture.

                  (ak) "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State.

                  (al) "URC LOAN AGREEMENT" has the meaning provided in the whereas clauses.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF MORTGAGOR

         Mortgagor represents and warrants to Mortgagee as follows:

         Section 2.1. PAYMENT AND PERFORMANCE OF SECURED OBLIGATIONS. The maximum principal indebtedness secured by this Mortgage is $40,000,000.00, provided, however, that such limitation shall not limit the security of this Mortgage with respect to future advances. All future advances under this Mortgage, the URC Loan Agreement and the other URC Security Documents shall have the same priority as if the future advance was made on the date that this Mortgage was recorded. Mortgagor hereby acknowledges and agrees that the Secured Obligations include, and that this Mortgage is given to secure, advances that may be made by Mortgagee after the execution of this Mortgage ("FUTURE ADVANCES") and that this Mortgage shall secure all Future Advances of every kind and whenever occurring, including, without limitation, interest on the principal indebtedness, the payment of taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Property and the lien of this Mortgage, expenses incurred by the Mortgagee by reason of default by the Mortgagor, and advances made to enable completion of the improvements.

         Section 2.2. WARRANTY OF TITLE, ETC. Mortgagor represents and warrants that:


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                  (a) (i) it is the sole and lawful owner of the Facilities (ii)
it is the holder of a good and valid leasehold estate in the Site, (iii) it is lawfully possessed of a leasehold interest for the use of the Easements, (iv) Mortgagor has good and valid rights of access to the Site for the operation of the Facilities, (v) the Mortgagor has good and valid rights to use the Easement Facilities in accordance with the terms thereof, (vi) its interest in the Site, the Facilities and the Easements are free and clear of all liens, charges and encumbrances of every kind and character, other than the Permitted Liens, (vii) it is not required to obtain the consent of any third-party which has not been obtained prior to encumbering and conveying the Mortgaged Property as provided herein, (viii) this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property, subject only to the Permitted Liens, (ix) it has not previously assigned the Income or any of its other rights in and to the Mortgaged Property, (x) there are no offsets or defenses to this Mortgage or to the Secured Obligations, and (xi) that there are no unpaid claims of mechanics, materialmen or contractors that may result in the entry of a lien on the Mortgaged Property;

                  (b) the Facilities are or will be situated on the Site and certain of the Easement Premises and the use thereof is in full compliance in all material respects with all Legal Requirements; and

                  (c) the Mortgagor has all easements and rights necessary for Mortgagor's construction of the Facilities in a manner which is consistent with
(i) the URC Loan Agreement and the Transaction Documents.

         Section 2.3. MORTGAGED PROPERTY IS FREE FROM DAMAGE. Mortgagor represents and warrants that the Mortgaged Property is free from material damage caused by fire, explosion, accident or any other casualty (whether or not covered by insurance) and there are no condemnation or similar proceedings pending or, to the best of Mortgagor's knowledge, threatened which affect the Mortgaged Property.

         Section 2.4. UTILITIES. Mortgagor represents and warrants that the Facilities are served by, or will be served by, and have, or will have, the benefit of all utilities, services, facilities, easements and rights required for its operation of the Facilities in accordance with the the URC Documents and the Transaction Documents.

         Section 2.5. ORGANIZATION, POWER AND STATUS OF THE MORTGAGOR. Mortgagor is (i) a not-for-profit urban renewal corporation duly formed and validly existing and in good standing under the laws of the State of New Jersey and (ii) duly authorized to do business in each jurisdiction where the nature of its activities makes such qualification necessary. Mortgagor has not engaged in any business or activity other than in connection with the development, acquisition, construction, ownership, operation and financing of the Project as contemplated by the URC Documents to which Mortgagor is a party. Mortgagor has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Project.

         Section 2.6. AUTHORIZATION, ENFORCEABILITY, EXECUTION AND DELIVERY.

                  (a) Mortgagor has all necessary power and authority to execute, deliver and perform its obligations under the URC Documents.

                  (b) All action on the part of Mortgagor that is required for the authorization, execution, delivery and performance of the URC Documents to which Mortgagor is a party, in each case has been duly and effectively taken; and the execution, delivery and performance of the URC Documents does not require the approval or consent of any holder or trustee of any Debt or other obligations of Mortgagor or of any contractual counterparty, which has not been obtained.

                  (c) Each URC Document to which Mortgagor is a party has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor enforceable against it in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Section 2.7. NO CONFLICTS; APPLICABLE LAWS AND CONTRACTS; NO DEFAULT.

                  (a) Neither the execution, delivery and performance of this Mortgage and each other URC Document to which Mortgagor is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any Applicable Law or Governmental Approval or order, writ or injunction of any court or other Governmental Authority applicable to Mortgagor or any of the Collateral, (ii) constitutes a default under or results in the violation of Mortgagor's certificate of incorporation or bylaws or any other material contract to which Mortgagor is a party or by which it or any of its assets is bound, or (iii) results in the creation or imposition of any Liens (other than Permitted Liens) on any of the Collateral, or results in the acceleration of any obligation, hereunder or under the URC Documents.

                  (b) Mortgagor and the Facilities are in compliance with and not in default under any and all Governmental Approvals applicable to Mortgagor or the Facilities and all terms and provisions of all URC Documents to which Mortgagor is a party, unless such noncompliance or such default could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Mortgagor has not given or received any notice of default under any executed URC Documents, and each executed URC Documents, to the best of Mortgagor's knowledge, is in full force and effect. Mortgagor is not in default under any executed URC Documents where such Default could reasonably be expected to have a Material Adverse Effect.

         Section 2.8. GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained as of the Closing Date in the name of Mortgagor in connection with (i) the construction, operation and maintenance of the Facilities and (ii) the execution, delivery and performance by Mortgagor of the URC Documents have been duly obtained or made, were validly issued and are in full force and effect. Mortgagor is in compliance with all Government Approvals required to be obtained as of the Closing Date unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect. Mortgagor does not have any reason to believe that it will be unable to obtain the required Governmental Approvals that are not required to be obtained prior to the Closing Date, in the ordinary course of business and at such time or times and containing such terms as may be necessary to avoid any substantial delay in, or material impairment to, the consummation and performance of the transactions as contemplated by the URC Documents.

         Section 2.9. LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or to the best of Mortgagor's knowledge, threatened against Mortgagor, any property or other assets or rights of Mortgagor with respect to this Mortgage, any other URC Documents or the Project that, if determined adversely to Mortgagor, could reasonably be expected to result in a Material Adverse Effect.

         Section 2.10. TAXES. Mortgagor has filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable thereunder, to the extent the same have become due and payable, except to the extent there is a Good Faith Contest thereof by Mortgagor.

         Section 2.11. ENVIRONMENTAL MATTERS. Mortgagor and the Site are in compliance with all applicable Environmental Laws affecting the Site or the Facilities, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect, and, to Mortgagor's knowledge, there are no environmental conditions which could reasonably be expected to materially interfere with the construction or commercial operation of the Facilities or adversely affect the Lien of the Collateral Agent thereon.

         Section 2.12. COMPLIANCE WITH APPLICABLE LAW. Mortgagor and its officers, directors, employees, agents and all Affiliates acting on their behalf, are in compliance in all material respects with all Applicable Law, in respect of the conduct of Mortgagor's business and the ownership of its property.

         Section 2.13. SECURITY DOCUMENTS. The provisions of the URC Security Documents are effective to create, in favor of the Mortgagee, as the case may be, a legal, valid and enforceable Lien on all of the property, assets and revenues described therein to the extent a security interest may be created therein under Applicable Law and all necessary and appropriate recordings, registrations and filings have been made in all appropriate public offices, and all other necessary and appropriate action has been taken so that each such URC Security Document creates an effective Lien with respect to the property, assets and revenues covered thereby to the extent a security interest may be created therein under Applicable Law, prior and superior to all other Liens except for Permitted Liens, and all necessary and appropriate Governmental Approvals and consents to the creation, effectiveness, priority and enforcement of such Liens have been obtained from each of the parties to the URC Documents and the relevant Governmental Authorities.

         Section 2.14. ERISA AND EMPLOYEES. Mortgagor does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to or any liability under, any employee benefit plan within the meaning of Section 3(3) of ERISA nor since the date which is six (6) years immediately preceding the Closing Date has Mortgagor established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under, any such plan.

         Section 2.15. SUBSIDIARIES.  Mortgagor has no subsidiaries.

         Section 2.16. ENVIRONMENTAL INDEMNIFICATION. (a) Mortgagor agrees to defend, indemnify and hold harmless Mortgagee and its respective co-trustees and affiliates, and the directors, officers, employees, consultants and advisers and agents of any of the foregoing (each of the foregoing being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of one firm of counsel to all such Indemnitees) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any costs or liabilities incurred in connection with any other matter affecting the Affected Property (as defined below) pursuant to any Environmental Law, or any Release or use, storage, treatment, transportation , disposal or handling of any Hazardous Materials on, from, under or affecting all or any part of the Affected Property, including, without limitation, (i) all Environmental Liabilities and Costs arising from or connected with the Affected Property, (ii) damages (whether actual, consequential or punitive) arising from any personal injury (including wrongful death) or property damage (real or personal) alleged to have resulted from any Release of Hazardous Materials on, upon or into all or any part of the Affected Property, (iii) any costs and liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Material present upon all or any part of the Affected Property, (iv) to the extent required by law, additional costs to treat or to take necessary precautions to protect against the release or migration of Hazardous Materials on, from, under or affecting the Mortgaged Property into the air, any body of surface or subsurface water or any surrounding areas, and (v) any costs or liabilities incurred in connection with any Environmental Lien (except, with respect to any of the foregoing, to the extent the same results from the gross negligence or willful misconduct of any Indemnitee) (the Mortgaged Property and any surrounding areas to the extent affected by a Release from the Mortgaged Property are hereinafter collectively referred to as the "AFFECTED PROPERTY"). The indemnity contained in this SECTION 2.16 shall not be limited, impaired or terminated by (1) any extensions of time for performance under any of the URC Documents, (2) any sale or assignment of this Mortgage, (3) any sale or transfer of all or any part of the Mortgaged Property, (4) any foreclosure of this Mortgage or deed to the Mortgaged Property in lieu of foreclosure, or exercise of any other remedies under this Mortgage, (5) the satisfaction, release or termination of this Mortgage, (6) the release or substitution in whole or in part of any other security for the Secured Obligations or (7) Mortgagee's participating in the management of, or taking possession of, or title to, the Mortgaged Property or any part thereof whether by foreclosure or otherwise.

                  (b) Mortgagee agrees that, in the event any investigation, litigation or proceeding alleging matters of the nature set forth in paragraph
(a) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any remedial, removal or response action is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee is entitled to an indemnity or defense hereunder, such Indemnitee shall promptly notify Mortgagor in writing after obtaining any notice of the foregoing, provided that a failure to so notify Mortgagor in writing after obtaining any notice of the foregoing shall not relieve Mortgagor of any liability hereunder unless such failure prejudices Mortgagor's ability to defend against such action or proceeding or take other necessary or appropriate action to remediate or mitigate the liability involved. Notwithstanding anything to the contrary in this SECTION 2.16, if Mortgagor has actual knowledge of any of the foregoing, independent of Indemnitee's notice, Mortgagor shall in no event be relieved of any obligation under this SECTION 2.16. In the event that any Indemnitee requests Mortgagor to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, Mortgagor shall promptly do so, and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair Mortgagor's obligation hereunder to otherwise indemnify and hold harmless such Indemnitee.

                  (c) Mortgagee shall give Mortgagor reasonable prior notice of any settlement, compromise or similar disposition by Mortgagee of any investigation, litigation or proceeding as to which Mortgagor has an obligation to defend and Mortgagee will not settle, compromise or effect a similar disposition of any matter unless such settlement, compromise or disposition (i) includes an unconditional release of the Mortgagor from all liability relating thereto and (ii) does not include a statement as to, or an admission of fault, culpability or failure to act, by or on behalf of Mortgagor.

                  (d) The obligations of Mortgagor under this SECTION 2.16 shall survive the repayment and performance of the Secured Obligations and the release of the lien created by this Mortgage.

         Section 2.17. TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY. Except as permitted in the URC Documents, no part of the Mortgaged Property shall be terminated, sold, transferred, leased, assigned, licensed, disposed of or conveyed or, except for Permitted Liens, further encumbered, mortgaged or hypothecated, whether voluntarily or involuntarily, directly or indirectly, or by operation of law or otherwise, without the prior written consent of Mortgagee in each instance. To the extent any new real property is acquired by Mortgagor, Mortgagor shall (i) execute and deliver a mortgage in the form and substance of this Mortgage and all other documents necessary to create a first lien on the new property in favor of Mortgagee, (ii) deliver to Mortgagee title insurance insuring the lien of the new mortgage free and clear of all Liens other than Permitted Liens, (iii) deliver to Mortgagee a survey of the new property prepared by a registered land surveyor and complying with the minimum detail requirements adopted by the American Land Title Association of American Congress on Surveying and Mapping, and (iv) deliver to Mortgagee an opinion of Mortgagor's counsel, in customary form and substance and reasonably acceptable to Mortgagee. All costs and expenses incurred by Mortgagor and Mortgagee by virtue of the foregoing, including, but not limited to, title insurance premiums, recording fees, mortgage and other taxes, survey costs and Mortgagee's attorneys' fees and disbursements, shall be paid by Mortgagor on demand.

         Section 2.18. AFTER-ACQUIRED PROPERTY. All right, title and interest of Mortgagor in and to all improvements, betterments, renewals, substitutes and replacements of, and all additions, accessions and appurtenances to, the Mortgaged Property hereafter acquired, constructed, assembled or placed by the Mortgagor on the Site, the Facilities, the Easement Premises, the Easement Facilities and all conversions of the security constituted thereby, immediately upon such acquisition, construction, assembly, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance or assignment or other act of Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and incorporated in the Granting Clauses hereof.

         Section 2.19. INSURANCE. Mortgagor shall obtain title insurance in an amount equal to the principal amount of the Secured Obligations.

         Section 2.20. MAINTENANCE OF EXISTENCE, LIENS AND GOVERNMENTAL
APPROVALS.

         Mortgagor shall at all times:

                  (a) preserve and maintain in full force and effect (i) its existence as a not-for-profit urban renewal corporation Mortgagor and its good standing under the laws of the State of New Jersey and (ii) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary;

                  (b) obtain and maintain in full force and effect all Governmental Approvals (including, without limitation, maintaining compliance with Environmental Laws) and other consents and approvals required at any time in connection with the construction, maintenance, ownership or operation of the Facilities by Mortgagor;

                  (c) preserve and maintain good and marketable title to its properties and assets (subject to no Liens other than Permitted Liens); and

                  (d) preserve and maintain the Liens of the Mortgagee on the Collateral.

         Section 2.21. NATURE OF BUSINESS. Mortgagor shall not engage in any business other than the development, financing, construction, leasing, operation and maintenance of the Facilities as contemplated by the Project Contracts.

         Section 2.22. COMPLIANCE WITH APPLICABLE LAWS. Mortgagor shall comply with, and shall ensure that the Facilities are constructed and operated in compliance with, and shall make such alterations to the Facilities and the Site as may be required for compliance with, all Applicable Laws, Environmental Laws and Governmental Approvals, except where noncompliance would not reasonably be expected to result in a Material Adverse Effect.

         Section 2.23. URC DOCUMENTS; OPERATION OF THE FACILITIES. Mortgagor shall (i) perform and observe in all material respects its covenants and agreements contained in any of the URC Documents, (ii) enforce, defend and protect all of its rights contained in any of the URC Documents and (iii) take all reasonable and necessary actions to prevent the termination or cancellation of any of the URC Documents, except in case of (i) and (ii) above, where such non-performance could not reasonably be expected to have a Material Adverse Effect.

         Section 2.24. TRANSACTIONS WITH AFFILIATES. Mortgagor shall not enter into any transaction or agreement, with any Affiliate of Mortgagor (each, an "AFFILIATE TRANSACTION") other than (i) the URC Documents and (ii) transaction in the ordinary course of business on fair and reasonable terms no less favorable to the Mortgagor than Mortgagor would obtain in an arm's length transaction with a Person that is not an Affiliate of Mortgagor.

         Section 2.25. PROHIBITION ON FUNDAMENTAL CHANGES AND DISPOSITION OF ASSETS. Mortgagor shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution), except as permitted herein. Mortgagor shall not amend its governing instruments except where such amendment could not reasonably be expected to result in a Material Adverse Effect. Mortgagor shall not purchase or otherwise acquire all or substantially all of the assets of any other Person; PROVIDED, that Mortgagor may maintain ownership interests in subsidiaries if such subsidiaries are involved solely in owning, leasing, operating, maintaining or supplying fuel for the Facilities.

         Section 2.26. LIENS. Mortgagor shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties, other than Permitted Liens.

         Section 2.27. INSPECTION. Mortgagee shall have the right, upon reasonable advance written notice to Mortgagor, to inspect the Facilities and the Site from time to time; provided that Mortgagor shall have the right to specify reasonable dates and times for any such inspection in order to avoid any material interference with operation of the Facilities.

         Section 2.28. LIMITATIONS ON ADDITIONAL INDEBTEDNESS. Mortgagor shall not create or incur or suffer to exist any Debt or lease obligations except for Permitted Indebtedness or debt created by the URC Documents.

         Section 2.29. CONSTRUCTION OF THE FACILITIES. Mortgagor shall cause the construction of the Facilities to be prosecuted and completed with diligence and continuity (except for interruptions provided for in the EPC Contract or due to events of force majeure, which events of force majeure Mortgagor shall use its commercially reasonable efforts to mitigate), in a good and workmanlike manner and in accordance with sound, generally accepted building and engineering practices, all material applicable Governmental Requirements, the Construction Agency Agreement and the EPC Contract. Mortgagor shall at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Facilities to be maintained on the Site or the Contractor's offices and available for inspection by the Independent Engineer.

         Section 2.30. CASUALTY PROCEEDS. Mortgagor shall cause all Casualty Proceeds and to be deposited in the Restoration Account under the Collateral Agency Agreement.

         Section 2.31. PAYMENTS OF TAXES AND IMPOSITIONS.

         (a) Subject to the terms of the URC Documents, the Financial Agreement dated December 3, 1999 between the Borough of Sayreville, Middlesex County, New Jersey and Mortgagor, and Section 6.23(c) of the Indenture, Mortgagor will pay or cause to be paid, before any fine, interest or penalty is imposed thereon, all Impositions and, upon the request of

Mortgagee, will deliver to Mortgagee photocopies of receipts, cancelled checks and other evidence reasonably satisfactory to Mortgagee evidencing such payment. Notwithstanding the foregoing, if pursuant to any Applicable Law, any Impositions may at the option of Mortgagor be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Mortgagor shall have the right, provided that no Event of Default shall then exist, to exercise such option and to pay or cause to be paid such Impositions and any accrued interest thereon in installments as they fall due and before any fine, penalty, further interest or cost may be added thereto.

         (b) Mortgagor will pay all taxes and other governmental charges (including without limitation, stamp taxes) assessed by any Governmental Authorities and imposed on the Mortgagee by reason of its status as Mortgagee under this Mortgage or the other URC Security Documents or imposed upon the Mortgagor upon any modification, amendment, extension and/or consolidation thereof. Mortgagor will also pay any tax imposed directly or indirectly on the Mortgage in lieu of a tax on the Mortgaged Property or any part thereof, whether by reason of (i) the passage after the date of the Mortgage of any law of the State of New Jersey deducting from the value of real property for the purposes of taxation any lien thereon, (ii) any change in the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes, (iii) a change in the means of collection of any such tax, or (iv) any tax, now or hereafter assessed against the Mortgage or assessed against, or withheld from, any payments made by Mortgagor hereunder. Within a reasonable time after payment of any such tax or governmental charge, Mortgagor will deliver to the Trustee and the Collateral Agent satisfactory proof of payment thereof.

         (c) Mortgagor will not claim or demand or be entitled to any credit or credits for the payment of any Impositions, and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of the Mortgage.

         Section 2.32. FURTHER ASSURANCES. Mortgagor shall, at Mortgagor's sole cost and expense, and at the request of Mortgagee, do, execute, acknowledge and deliver all further acts, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require
(i) for filing, registering or recording this Mortgage and all UCC financing and continuation statements delivered in connection with the Secured Obligations;
(ii) for better assuring, assigning, transferring and confirming unto Mortgagee the Mortgaged Property or such property which Mortgagor may be or may hereafter become bound to convey, mortgage or assign to Mortgagee, including, without limitation, amendments and supplements to this Mortgage and UCC financing and continuation statements, the filing or recordation of which are, in the reasonable determination of Mortgagee, necessary or appropriate to create, perfect or maintain the existence or perfected status of any security interest granted pursuant to this Mortgage or any other Financing Document; and (iii) for carrying out the intention or facilitating the performance of the terms of this Mortgage or any other Financing Document. Mortgagee is hereby authorized to file such UCC Financing Statements and Continuation Statements as it may deem necessary or appropriate to evidence, maintain, perfect and continue the security interest granted by this Mortgage without notice to or the signature or consent of the Mortgagor.

         Section 2.33. LITIGATION. Mortgagor shall promptly furnish to Mortgagee written notice of, and copies of any documents or papers requested by Mortgagee relating to, any actions, suits or proceedings pending, or to the knowledge of Mortgagor threatened, against and, which could, if determined adversely to Mortgagor have a Material Adverse Effect on Mortgagor or all or any portion of the Mortgaged Property.

         Section 2.34. REPRESENTATIONS. All representations and warranties contained in this ARTICLE II are made as of the date of this Mortgage.

                                   ARTICLE III

                                  CONDEMNATION

         Section 3.1. Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, shall notify Mortgagee of the pendency of such proceedings. Mortgagee, at its election and in its discretion, may participate in any such proceedings and Mortgagor from time to time shall deliver to Mortgagee all instruments requested by it to permit such participation. All awards from a condemnation (or other taking or purchase in lieu thereof) of the Mortgaged Property or any portion thereof shall be deposited and applied in accordance with the Collateral Agency Agreement.

                                   ARTICLE IV

                               LEASES AND INCOME;
                         ASSIGNMENT AS FURTHER SECURITY

         Section 4.1. ASSIGNMENT, RIGHTS OF MORTGAGEE. All of the provisions of that certain Assignment of Leases and Income dated the date hereof from Mortgagor to Mortgagee, which Assignment of Leases and Income will be recorded in the Recorder of Deeds Office immediately after recording this Mortgage, shall be incorporated herein by reference as if set forth fully herein.

                                    ARTICLE V

                               SECURITY AGREEMENT

         Section 5.1. THIS MORTGAGE A SECURITY AGREEMENT; FILINGS. This Mortgage constitutes both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. Mortgagor (as Debtor) hereby grants to Mortgagee (as Creditor and Secured Party) a security interest in all of Mortgagor's right, title and interest in and to (i) so much of the Equipment or any other part of the Mortgaged Property as are considered or as shall be determined to be personal property or "fixtures" (as defined in the Uniform Commercial Code) and not real estate, together with all replacements thereof, substitutions therefor or additions thereto, and (ii) all general intangibles and accounts in any way relating to the Mortgaged Property (said Equipment, personal property, fixtures, general intangibles and accounts being sometimes hereinafter referred to as the "ADDITIONAL COLLATERAL"), subject only to Permitted Liens, Mortgagor and Mortgagee acknowledge and agree that all references in this

Mortgage to Collateral shall include, but shall not be limited to, the Additional Collateral. Mortgagor shall execute any and all such documents, including without limitation financing statements pursuant to the Uniform Commercial Code ("FINANCING STATEMENTS"), as Mortgagee may reasonably request, to preserve and maintain the priority of the lien created hereby on property which may constitute or be deemed to be Additional Collateral, and shall pay to Mortgagee on demand any reasonable expenses incurred by Mortgagee in connection with the preparation, execution and filing of any such documents. Mortgagor shall, at its sole cost and expense, execute and file all Financing Statements and refilings and continuations of filings previously executed by Mortgagor as Mortgagee reasonably deems necessary or advisable to create, preserve and protect said lien; and Mortgagor hereby authorizes and empowers Mortgagee to execute any such Financing Statements or filings, on Mortgagee's behalf, if Mortgagor should fail to do so.

         Section 5.2. RIGHT TO PROCEED AGAINST ADDITIONAL COLLATERAL UPON THE OCCURRENCE OF AND DURING CONTINUATION AN EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, in addition to any other rights and remedies which it may have, Mortgagee shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Additional Collateral or any part thereof and sell the same at one or more public or private sales, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Additional Collateral. The parties agree that, in the event Mortgagee shall elect to proceed with respect to the Additional Collateral separately from the other Mortgaged Property unless a greater period shall then be mandated by the Uniform Commercial Code, ten (10) days' notice of the sale of the Additional Collateral shall be reasonable notice. Mortgagee's reasonable expenses of retaking, holding, preparing for sale, selling and the like, including, but not limited to, reasonable attorneys' fees and other legal expenses, shall be assessed against Mortgagor, added to the Secured Obligations and secured by the lien of this Mortgage. Mortgagor agrees that it will not remove or permit to be removed from the Mortgaged Property any of the Additional Collateral without the prior written consent of Mortgagee except as hereinabove provided or as permitted by the URC Loan Agreement. The proceeds of any disposition of the Additional Collateral, or any part thereof, shall be applied by Mortgagee in accordance with the terms of the URC Loan Agreement.

         Section 5.3. REPLACEMENTS, ETC. All replacements, renewals, accessions, attachments and additions to the Additional Collateral shall be and become immediately subject to the security interest of this Mortgage and the provisions of this ARTICLE V. Mortgagor warrants and represents that the Additional Collateral now is, and covenants to ensure that all replacements thereof, substitutions therefor or additions thereto will be, free and clear of liens, encumbrances or security interests of others except Permitted Liens.

                                   ARTICLE VI

                                    DEFAULTS

         Section 6.1. The term "EVENT OF DEFAULT", as used in this Mortgage, shall mean any of the following events (whatever the reason for such event and whether voluntary or involuntary, affected by question of law, or pursuant to or in compliance with any Applicable
Law) and such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

         (a) Any representation or warranty made by Mortgagor herein or in any certificate delivered pursuant to any URC Documents shall prove to have been false or misleading in any respect as of the time made, confirmed or furnished and the inaccuracy has resulted or is reasonably expected to result in a Material Adverse Effect and the circumstances surrounding such misrepresentation shall continue uncured for thirty (30) or more days from the discovery thereof; PROVIDED, that if Mortgagor commences efforts to cure the factual situation resulting in such misrepresentation within such 30-day period, Mortgagor may continue to effect such cure of the misrepresentation, and such misrepresentation shall not be deemed an Event of Default, for an additional sixty (60) days so long as Mortgagor certifies that no other Event of Default has occurred and is continuing and Mortgagor is diligently pursuing the cure; or

         (b) Mortgagor shall fail to maintain or cause to be maintained, insurance in accordance with SECTION 2.19; or

         (c) Mortgagor shall fail to perform or observe any covenant or agreement contained in Article II of this Mortgage herein and such failure shall continue uncured for more than thirty (30) days after Mortgagor has actual knowledge of such failure and such failure has had a Material Adverse Effect; or

         (d) A final and non-appealable judgment or judgments for the payment of money in excess of $15,000,000 shall be rendered against Mortgagor, and the same remain unpaid or unstayed for a period of sixty (60) or more consecutive days from the date of entry thereof; or

         (e) Any grant of a Lien contained in the URC Security Documents shall cease to be effective to grant a perfected Lien to Mortgagee on a material portion of the Collateral described therein with the priority purported to be created thereby; PROVIDED, HOWEVER, that Mortgagor shall have ten (10) days from actual knowledge thereof to cure any such cessation.

                                   ARTICLE VII

                                    REMEDIES

         Section 7.1. MORTGAGEE'S POWER OF ENFORCEMENT. If an Event of Default shall have occurred and be continuing, Mortgagee may and in accordance with the procedures prescribed, and to the extent permitted, by applicable law, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the Secured Obligations shall be due and without prejudice to any other right of Mortgagee, proceed by any appropriate action or proceeding: (i) to institute proceedings for the complete or partial foreclosure of this Mortgage and to sell, at one or more sales as an entirety or in separate lots or parcels, the Mortgaged Property, as hereinafter provided or pursuant to law, (ii) to sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, at one (1) or more sales, in its entirety or in portions, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or in the absence of any such requirements, as Mortgagee (acting in accordance with an opinion of counsel upon which Mortgagee may conclusively rely) may deem appropriate, and in the foreclosure sale, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property,
(iii) to split this Mortgage into two (2) or more mortgages and to institute proceedings for the complete or partial foreclosure of any one or more of such mortgages, with such unforeclosed mortgages remaining a lien on the Mortgaged Property and to sell, at one or more sales as an entirety or in separate lots or parcels, the Mortgaged Property, as hereinafter provided or pursuant to law, subject to such mortgages which were not foreclosed, (iv) to cumulatively pursue any other remedy now or hereafter available to it in equity, at law, by virtue of statute or otherwise, (v) to exercise in respect of any part or parts of the Additional Collateral, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Uniform Commercial Code in effect in the State, and (vi) to enforce any and all remedies of the Mortgagor under the Project Contracts.

         Section 7.2. ENTRY; RECEIVERSHIP. If an Event of Default shall have occurred and be continuing, Mortgagee may and in accordance with the procedures prescribed, and to the extent permitted, by applicable law, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the Secured Obligations shall be due and without prejudice to any other right of Mortgagee, proceed by any appropriate action or proceeding to enter into possession of the Mortgaged Property, with or without legal action, and by force, if necessary, lease the same and collect all rents and profits therefrom and, after deducting all costs of collection and administration expense, apply the net rents and profits to the payment of taxes, water and sewer rents, charges and claims, insurance premiums, assessments and all other carrying charges (including, without limitation, agents' compensation and reasonable fees and costs of counsel and receivers) and to the maintenance, repair or restoration of the Mortgaged Property, or on account and in reduction of the principal or interest, or principal and interest, hereby secured, in such order and amounts as Mortgagee, in Mortgagee's sole discretion, may elect and have a receiver appointed to enter into possession of the Mortgaged Property, collect the rents and profits therefrom, and apply the same as provided for herein. Mortgagee shall be liable to account only for rents and profits actually received. FOR SUCH PURPOSES, MORTGAGOR HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR MORTGAGOR TO SIGN AN AGREEMENT FOR ENTERING AN AMICABLE ACTION OF EJECTMENT FOR POSSESSION OF THE MORTGAGED PROPERTY AND TO CONFESS JUDGMENT THEREIN AGAINST MORTGAGOR IN FAVOR OF MORTGAGEE FOR SUCH POSSESSION AS WELL AS ALL MONETARY AMOUNTS SECURED HEREUNDER, WHEREUPON A WRIT MAY FORTHWITH ISSUE FOR THE IMMEDIATE POSSESSION OF THE PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER; AND FOR SO DOING, THIS MORTGAGE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL OF THE AMOUNTS DUE HEREUNDER AND THE PERFORMANCE OF ALL OTHER COVENANTS HEREIN AND IN THE REMAINING LOAN DOCUMENTS. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, and in the event of threatened waste to any part of the Mortgaged Property (but not actual waste), Mortgagee shall provide notice to Mortgagor of its intention to appoint a receiver and shall permit Mortgagor a reasonable period of time to eliminate the threatened waste prior to the appointment of a receiver.

         Section 7.3. ENTRY OF JUDGMENT. If an Event of Default shall have occurred and be continuing, MORTGAGOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY CLERK OF ANY COURT IN THE STATE OF NEW JERSEY, OR ELSEWHERE, TO APPEAR AT ANY TIME FOR MORTGAGOR IN ANY ACTION BROUGHT AGAINST MORTGAGOR ON THIS MORTGAGE AT THE SUIT OF MORTGAGEE, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST MORTGAGOR FOR THE ENTIRE UNPAID PRINCIPAL OF THE LOAN AND ALL OTHER SUMS DUE HEREUNDER OR UNDER ANY OF THE LOAN DOCUMENTS, AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH COSTS OF SUIT, AND FOR SO DOING, THIS MORTGAGE OR A COPY THEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. To the extent permitted, and in accordance with the procedures prescribed, by applicable law, Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Mortgagee may determine.

         Section 7.4. MORTGAGEE'S RIGHT TO ENTER, TO OPERATE MORTGAGED PROPERTY AND APPLY INCOME.

                  (a) If an Event of Default shall have occurred and be continuing, Mortgagor upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession of the Mortgaged Property, and if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, or by a court-appointed receiver, may, without assuming liability for the performance of any obligations of Mortgagor, enter and take possession of all the Mortgaged Property and may exclude Mortgagor and its agents and employees wholly therefrom and have unencumbered access to the books, papers and accounts of Mortgagor.

                  (b) If an Event of Default shall have occurred and be continuing, and if Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand therefor, Mortgagee may seek to obtain a writ, judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or any part of the Mortgaged Property to Mortgagee. Mortgagor shall pay to Mortgagee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be Secured Obligations secured by the lien of this Mortgage.

                  (c) Upon every such entry upon or taking of possession, Mortgagee shall have the right, at the expense of Mortgagor, to operate, manage and control the Mortgaged Property and to carry on the business thereof in the name of Mortgagor or otherwise as Mortgagee shall deem best and otherwise to exercise all or any of the Rights described in the Assignment of Leases and Income, as it shall deem best, and to make all such repairs, replacements, alterations, additions or improvements to the Mortgaged Property or any part thereof as Mortgagee may deem proper.

         Section 7.5. LEASES. Mortgagee is authorized to foreclose this Mortgage in accordance with the terms of this Mortgage subject to the rights of any Tenants or may elect which Tenants Mortgagee desires to name as parties defendant in such foreclosure, and the failure to make any such Tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

         Section 7.6. FORECLOSURE; PROCEEDS OF SALE. At any foreclosure sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof (and in lieu of paying cash therefor may make settlement for the purchase price by crediting against the Secured Obligations then outstanding the net sales price after deducting therefrom the expenses of the sale and the costs of the auction and any other sums which Mortgagee is authorized to deduct under this Mortgage) and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

         Section 7.7. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. Mortgagor agrees, to the fullest extent that it may lawfully do so, that in the event of any Event of Default on its part hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor shall or will claim, insist upon or plead or in any way take advantage of, and hereby waives, any appraisement, valuation, stay, marshalling of assets, extension, homestead or similar exemption, redemption or moratorium law now or hereafter in force and effect. Mortgagor agrees that Mortgagee or any court having jurisdiction to foreclose the lien of this Mortgage may sell the Mortgaged Property in part or as an entirety.

         Section 7.8. RECEIVER. If an Event of Default shall have occurred and be continuing, Mortgagee, without regard to the value or adequacy of any security for the Secured Obligations and without regard for the solvency of the Mortgagor, shall be entitled as a matter of right if it so elects, without notice to Mortgagor except as provided below, to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all Income and apply the same in accordance with the URC Loan Agreement and this Mortgage. Mortgagor agrees to, and does consent to, the appointment of a receiver in the circumstance described in the preceding sentence. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing,, and in the event of threatened waste to any part of the Mortgaged Property (but not actual waste), Mortgagee shall provide notice to Mortgagor of its intention to appoint a receiver and shall permit Mortgagor a reasonable period of time to eliminate the threatened waste prior to the appointment of a receiver. The expenses, including receiver's fees, reasonable attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be Secured Obligations secured by the lien of this Mortgage. The right to enter and take possession of and to operate, manage and control the Mortgaged Property and to collect all Income, whether by a receiver or otherwise, shall be cumulative of any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such Income as is actually received by Mortgagee, whether received pursuant to this SECTION 7.8 or SECTION 7.2 hereof.

         Section 7.9. LEGAL EXPENSES OF MORTGAGEE. Mortgagor shall pay to Mortgagee, on demand, all costs, charges and expenses (including reasonable attorneys' fees and disbursements) incurred or paid at any time by Mortgagee (i) because of the failure of Mortgagor to pay, perform or observe any of the Secured Obligations or (ii) in any litigation to prosecute or defend the title, rights and lien created by this Mortgage (including an action to foreclose this Mortgage or otherwise enforce Mortgagee's remedies hereunder), together with interest on each such payment made by Mortgagee at the Adjusted Base Rate plus three percent (3%) from the date each such payment is made and, to the extent permitted by law, all such sums and the interest thereon shall be Secured Obligations secured by the lien of this Mortgage.

         Section 7.10. DELAY OR OMISSION. No delay or omission of Mortgagee in exercising any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

         Section 7.11. NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon.

         Section 7.12. NO MERGER. It is the intention of the parties hereto that if Mortgagee shall at any time hereafter acquire title to all or any portion of the Mortgaged Property, then, and until the Secured Obligations have been paid and performed in full, the interest of Mortgagee under this Mortgage shall not merge or become merged in or with the estate and interest of Mortgagee as the holder and owner of title to the Mortgaged Property or any part thereof and that, until such payment in full, the estate of Mortgagee in the Mortgaged Property and the interest of Mortgagee under this Mortgage shall be deemed separate and apart and shall continue in full force and effect to the same extent as if Mortgagee had not acquired title to the Mortgaged Property or any part thereof.

         Section 7.13. MORTGAGEE'S RIGHTS TO PERFORM MORTGAGOR'S COVENANTS. If an Event of Default shall have occurred and be continuing, then, without limiting any other provision of this Mortgage, and without waiving or releasing Mortgagor from any Secured Obligation or default hereunder, Mortgagee (or any receiver of the Mortgaged Property) may (but shall not be obligated to), in order to preserve its interest in the Mortgaged Property, and upon not less than two (2) days' prior written notice to Mortgagor, except in case of an emergency, make any such payment or perform any other act or take any appropriate action (including, without limitation, entry on the Mortgaged Property and performance of work thereat) as Mortgagee, in its reasonable discretion, may deem necessary, and all payments made and costs and expenses incurred or paid by Mortgagee in correction therewith shall become due and payable immediately. The amounts so incurred or paid by Mortgagee, together with interest thereon at the Adjusted Base Rate plus three percent (3%) from the date incurred until paid by Mortgagor, shall be added to the Secured Obligations and secured by the Lien of this Mortgage. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

         Section 7.14. MORTGAGEE'S RIGHT TO SPECIFIC PERFORMANCE. If an Event of Default shall have occurred and be continuing, then, without limiting any other provisions of this Mortgage, and without waiving or releasing Mortgagor from any Secured Obligations or default hereunder, Mortgagee may (but shall not be obligated to), in order to protect its interest in the Mortgaged Property, commence an action for specific performance to cause Mortgagor to comply with any of the covenants contained in this Mortgage or any other URC Security Documents

         Section 7.15. REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, or now or hereafter existing at law, in equity or by statute.

         Section 7.16. RIGHT TO RELEASE. Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter covered by this instrument or any other security Mortgagee now has or may hereafter have securing payment of all or any part of the Secured Obligations, without releasing any other part of the Mortgaged Property or other security, without impairing the Secured Obligations or any rights to any deficiency, and without affecting the lien, assignment of rents and security interest of this instrument as to the part or parts thereof not so released.

                                  ARTICLE VIII

                       PROVISIONS OF GENERAL APPLICATION

         Section 8.1. MODIFICATIONS. No change, amendment, modification, cancellation or discharge of this Mortgage, or any part hereof, shall be valid unless in writing, dated and signed by the party against whom enforcement of such change, amendment, modification, cancellation or discharge is sought.

         Section 8.2. JUDICIAL PROCEEDINGS; WAIVER OF JURY TRIAL. Any judicial proceeding brought against any party with respect to this Mortgage shall be brought in any court of competent jurisdiction in Middlesex County, New Jersey and, by execution and delivery of this Mortgage, each party (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any such claim and (ii) irrevocably waives, to the greatest extent permitted by applicable law, any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. MORTGAGOR IRREVOCABLY DESIGNATES, APPOINTS, AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF LOCATED IN 1633 BROADWAY, NEW YORK, NEW YORK, 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY ACTION OR PROCEEDING IN NEW JERSEY TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR, AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO

GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO MORTGAGOR SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, MORTGAGOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW JERSEY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE MORTGAGEE. MORTGAGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID TO MORTGAGOR, AT ITS ADDRESS SET FORTH IN SECTION 8.12, SUCH SERVICE TO BECOME EFFECTIVE ON THE THIRD (3RD) BUSINESS DAY AFTER SUCH MAILING. Nothing herein shall affect the right of Mortgagor or Mortgagee to serve process in any other manner permitted by law or shall limit the right of Mortgagor or Mortgagee to bring proceedings against the other in the courts of any other jurisdiction. MORTGAGOR AND MORTGAGEE DO EACH HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVE, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY MORTGAGOR OR MORTGAGEE AGAINST THE OTHER OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF, UNDER OR CONNECTED WITH (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS MORTGAGE OR THE SECURED OBLIGATIONS, AND ANY CLAIMS ASSERTING THAT THE URC LOAN AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE SECURED OBLIGATIONS WERE FRAUDULENTLY INDUCED OR ARE OTHERWISE VOID OR VOIDABLE) THIS MORTGAGE, THE URC LOAN AGREEMENT, THE INDEBTEDNESS EVIDENCED BY THE URC LOAN AGREEMENT, THE MORTGAGED PROPERTY OR ANY OF THE OTHER FINANCING DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE FINANCING DOCUMENTS. THIS WAIVER OF THE RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ACCEPT THIS MORTGAGE AND TO MAKE THE INDEBTEDNESS EVIDENCED BY THE URC LOAN AGREEMENT.

         Section 8.3. SATURDAY, SUNDAY OR NON-BUSINESS DAY. If the date for the performance of any term, provision or condition (monetary or otherwise) under the Financing Documents or this Mortgage shall happen to fall on a Saturday, Sunday or non-Business Day, the date for the performance of such term, provision or condition shall be extended to the next succeeding Business Day immediately thereafter occurring, with interest at the rate provided in the respective Financing Document on the outstanding principal balance to such next succeeding Business Day if such term, provision or condition shall result in the extension of any monetary payment due to Mortgagee.

         Section 8.4. USE OF THE WORD "HEREIN". The words "herein," "hereof," "hereinafter," "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section, subsection or other subdivision of this Mortgage unless specifically noted otherwise in this Mortgage.

         Section 8.5. MONIES. All references to monies in this Mortgage, the URC Loan Agreement or any of the Financing Documents, or the equivalent thereof, shall be deemed to mean lawful monies of the United States of America.

         Section 8.6. NO PARTNERSHIP OR JOINT VENTURE. Nothing herein, nor the acts of the parties hereto, shall be deemed or construed to create a partnership or joint venture between Mortgagor and Mortgagee.

         Section 8.7. STAMP OR OTHER TAX. Should any stamp tax, intangible tax, recording tax or other tax (excluding income, franchise, gross receipts or similar taxes with respect to Mortgagee) now or hereafter become payable with respect to this Mortgage, or their execution or delivery, Mortgagor will pay the same prior to the due date thereof and hold Mortgagee harmless from all costs arising from same (including, without limitation, costs arising from Mortgagor's failure to timely pay same).

         Section 8.8. ASSIGNMENT OF FINANCING DOCUMENTS: COVENANTS RUN WITH LAND. The covenants, terms, conditions and agreements contained in this Mortgage shall run with the land and bind Mortgagor, the heirs, executors, administrators, principals, legal representatives, successors and assigns of Mortgagor and each person constituting Mortgagor and all subsequent owners, encumbrancers and Tenants of the Mortgaged Property, or any part thereof, and shall inure to the benefit of Mortgagee its successors and assigns and all subsequent beneficial owners of this Mortgage.

         Section 8.9. RIGHTS OF THIRD-PARTIES. Mortgagee makes no representations and assumes no obligations concerning the quality of the construction of the Mortgaged Property or the absence therefrom of any defects. In this regard, Mortgagor agrees to and shall indemnify Mortgagee from any liability, claim or losses resulting from the condition of the Mortgaged Property, whether related to the quality of construction or otherwise and whether arising during or after the term of the URC Loan Agreement. This paragraph shall survive the payment and performance of the Secured Obligations and shall continue in full force and effect so long as the possibility of any liability, claim or loss exists.

         Section 8.10. NO AGENCY. Mortgagee is not the agent or representative of Mortgagor, and Mortgagor is not the agent or representative of Mortgagee, and nothing in this Mortgage shall be construed to make Mortgagee liable to anyone for goods delivered or services performed by them upon the Mortgaged Property or for debts or claims accruing to them against Mortgagor. Nothing herein shall be construed to create a contractual relationship between Mortgagee and anyone supplying labor or materials to the Mortgaged Property.

         Section 8.11. CONFLICTS AND INCONSISTENCIES/EFFECT OF URC LOAN AGREEMENT. In the event of a conflict between any provision of the URC Loan Agreement and this Mortgage, the URC Loan Agreement shall control, except that this Mortgage shall control with respect to (i) the imposition of the lien hereof and (ii) the governing law applicable to this Mortgage as set forth in
SECTION 8.17 hereof. To the extent the URC Loan Agreement expressly permits any acts or conditions prohibited hereunder (or which result in an Event of Default) or which are expressly excluded from any prohibitions thereunder, such acts or conditions shall be allowed without resulting in an Event of Default.

         Section 8.12. NOTICES AND DELIVERIES; MANNER OF DELIVERY;
EFFECTIVENESS.

                  8.12.1. MANNER OF DELIVERY. All notices, communications and materials (including all information) to be given or delivered pursuant to this Mortgage shall be in writing (which shall include telex and telecopy transmissions).

                  8.12.2. ADDRESSES. All notices, communications and materials to be given or delivered pursuant to this Mortgage shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

                           if to Mortgagor, to it at:

                           AES Red Oak Urban Renewal Corporation.
                           777 Washington Road
                           Parlin, New Jersey 08859
                           Attention:  Project Manager
                           Telecopier/Telefax No.:  703-528-4510

                           if to Mortgagee, to it at:

                           AES Red Oak,  L.L.C.
                           1001 North 19th Street
                           Arlington, VA 22209
                           Attention:  Project Manager
                           Telecopier/Telefax No.:  703-528-4510

                           with a copy to:

                           The AES Corporation
                           1001 North 19th Street
                           Arlington, Virginia 22209
                           Attention:  General Counsel
                           Telecopier/Telefax No.:  703-528-4510

or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (i) if the party to which such information pertains is the Mortgagor, the Mortgagee, and (ii) if the party to which such information pertains is the Mortgagee, the Mortgagor.

                  8.12.3. EFFECTIVENESS. Each notice and communication and any material given or delivered under this Mortgage shall be deemed so given or delivered (i) if sent by certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (ii) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, and (iii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number.

                  8.12.4. REASONABLE NOTICE. Any requirement under applicable law of reasonable notice by the Mortgagee to the Mortgagor of any event in connection with, or in any way related to, this Mortgage or the exercise by the Mortgagee of any of its rights hereunder or thereunder shall be met if notice of such event is given to the Mortgagor in the manner prescribed above at least ten
(10) days before (i) the date of such event or (ii) the date after which such event will occur.

         Section 8.13. CAPTIONS. The captions and the table of contents herein are inserted only for convenience and reference, and in no way define, limit, enlarge or describe the scope or intent of this Mortgage or the construction of any provision hereof. References herein to Articles, Sections, subsections, paragraphs and subparagraphs are to those of this Mortgage unless another document is specified.

         Section 8.14. GENDER AND NUMBER. Wherever the context of this Mortgage so requires, the masculine gender includes the feminine or neuter, and the singular number or word includes the plural, and vice versa.

         Section 8.15. SEVERABILITY. If any provision of this Mortgage or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

         Section 8.16. FILING OF MORTGAGE, ETC. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of, and to fully protect the priority of, the lien hereof and the interest of Mortgagee in the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any instrument of further assurance, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, any amendment or restatement hereof, and any satisfaction or assignment of this Mortgage, and Mortgagor will pay all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any amendment or restatement of this Mortgage, any security instrument with respect to the Mortgaged Property or any instrument of further assurance. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making, delivery and recording of this Mortgage.

         Section 8.17. CONTROLLING LAW. This Mortgage shall be governed by, and construed and enforced in accordance with the law of the State.

         Section 8.18. NO RECOURSE. In the event of non-performance by Mortgagor of its obligations under this Mortgage, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, no recourse shall be had to any Affiliate of Mortgagor or any incorporators, officers, directors or employees thereof, and no judgment relating to the obligations of Mortgagor under this Agreement, the Secured Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Mortgagee or the Collateral Agent against any Members or Affiliate of Mortgagor or any other incorporator, stockholder, officer, employee or director past, present or future of Mortgagor or any Affiliate of Mortgagor; provided, however, that nothing contained herein shall prevent the taking of any action permitted by law against Mortgagor or any of its Affiliates, or in any way affect or impair the rights of the Mortgagee or Collateral Agent to take any action permitted by law, in either case to realize upon the Collateral and, provided further, that nothing herein shall be deemed to affect the obligations of any Affiliate of Mortgagor under any Transaction Document to which such Affiliate is a party.

         Section 8.19. PLANT MORTGAGE. Mortgagor and Mortgagee intend that this Mortgage shall be a plant or industrial mortgage and that the lien of this Mortgage shall also extend to the real estate, fixtures, machinery, equipment and personal property necessary to operate the Premises as a going concern.

         Section 8.20. FUTURE ADVANCES. In the event Mortgagee makes future advances to Mortgagor, such future advances, with interest thereon, shall be secured by this Mortgage, unless the parties shall agree otherwise in writing. If any of such future advances should be applied to the payment of any existing debt owed by the Mortgagor, Mortgagee shall be subrogated to the rights of the party to whom such payment is made.

         Section 8.21. SECURITY AND PRIORITY OF ADVANCES. This Mortgage secures, and the Secured Obligations include, future advances. Advances may be made by Mortgagee and indebtedness may be incurred from time to time hereafter, but each such advance or indebtedness shall be secured hereby as if made on the date hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

         IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor the day and year first above written.

                                   MORTGAGOR:

                                   AES RED OAK URBAN RENEWAL CORPORATION

                                   By: /s/ Charles Falter
                                       ---------------------------------------
                                            Name:    Charles Falter
                                            Title:   President

                                   MORTGAGEE:

                                   AES RED OAK, L.L.C.

                                   By:      /s/      Patricia L. Rollin
                                       ---------------------------------------
                                            Name:    Patricia L. Rollin
                                            Title:   Vice President

                            CORPORATE ACKNOWLEDGMENT

DISTRICT      )
OF            )  ss
COLUMBIA      )


         On this 15th of March, 2000, before me, the undersigned, a notary public in and for the State of New Jersey, personally appeared Patricia L. Rollin, the Vice President of AES Red Oak, L.L.C., a Delaware limited liability company, the company named in the foregoing instrument, who, I am satisfied, is the person who signed the within within instrument, and that he is such Vice President of the company, being authorized by virtue of a resolution of the company, executed the foregoing instrument by signing the name of such company by himself as Vice President of the company and acknowledges same as his voluntary act and deed, the voluntary act and deed of said corporation and of said company for the purposes therein contained.

         Witness my hand and official seal.




         /s/    Regina L. Aikens
         ---------------------------------------
         Signature:

(SEAL)

         Regina L. Aikens
         Notary Public, District of Columbia
         My commission expires:  4-1-02

                            CORPORATE ACKNOWLEDGMENT

DISTRICT     )
OF           )  ss
COLUMBIA     )


         On this 15th of March, 2000, before me, the undersigned, a notary public in and for the State of New Jersey, personally appeared Charles Falter, the President of AES Red Oak, Urban Renewal Corporation, a New Jersey corporation, the company named in the foregoing instrument, who, I am satisfied, is the person who signed the within within instrument, and that he is such President of the company, being authorized by virtue of a resolution of the corporation, executed the foregoing instrument by signing the name of such company by himself as President of the company and acknowledges same as his voluntary act and deed, the voluntary act and deed of said corporation for the purposes therein contained.

         Witness my hand and official seal.

         /s/ Regina L. Aikens
         ---------------------------------------
         Signature:

(SEAL)

         Regina L. Aikens
         Notary Public, District of Columbia
         My commission expires:  4-1-02












               THIS INSTRUMENT WAS PREPARED BY STEPHANIE RAY, ESQ.

                                    EXHIBIT A

                                      SITE

All that tract or parcel of land and premises, situate, lying and being in the Borough of Sayreville in the County of Middlesex and State of New Jersey, more particularly described as follows:

PARCEL I (FEE)

BEGINNING at a point in the Easterly line of Raritan River Railroad right-of-way; said point being distant 719.16 feet on a course bearing of North 05 degrees 35 minutes 10 seconds East from a point of curvature of a curve having a radius of 443.3 feet; said point of beginning also being distant 259.91 feet on a course bearing of South 05 degrees 35 minutes 10 seconds West from the point of intersection formed by the Easterly right-of-way line of the Raritan River Railroad with the Southerly line of lands now or formerly owned by the Quigley Company extended Easterly from the point and place of beginning of Parcel "A" as described in Deed Book 2883 page 873 a distance of 70.00 feet on a course bearing South 85 degrees 11 minutes 00 seconds East, running thence from said beginning point:

(1) Along the Easterly line of the Raritan River Railroad North 5 degrees 35 minutes 10 seconds East a distance of 811.14 feet to a point and corner; thence

(2) South 84 degrees 24 minutes 50 seconds East a distance of 38.72 feet to a point and corner; thence

(3) North 24 degrees 50 minutes 30 seconds East a distance of 820.45 feet to a point and corner; thence

(4) North 37 degrees 30 minutes 30 seconds East a distance of 509.70 feet to a point and corner; thence

(5) North 56 degrees 20 minutes 30 seconds East a distance of 285.61 feet to a point and corner; thence

(6) North 69 degrees 20 minutes 30 seconds East a distance of 242.34 feet to a point and corner in the Westerly line of the Jersey Central Power and Light Company easement, 150 feet wide; thence

(7) Along the Westerly line of said Jersey Central Power and Light Company easement South 11 degrees 49 minutes 50 seconds East of 1,163.29 feet to a point and corner; thence

(8) Continuing along the Westerly line of said Jersey Central Power and Light Company easement South 57 degrees 21 minutes 50 seconds East a distance of 383.51 feet to a point and corner ; thence

(9) South 28 degrees 12 minutes 20 seconds West a distance 425.47 feet to a point and corner; thence

(10) South 28 degrees 10 minutes 30 seconds West a distance of 586.75 feet to a point and corner; thence

(11) South 05 degrees 20 minutes 30 seconds West a distance of 146.75 feet to a point and corner; thence

(12) South 82 degrees 20 minutes 30 seconds West a distance of 319.17 feet to a point and corner; thence

(13) North 85 degrees 03 minutes 10 seconds West a distance of 562.61 feet to a point of curvature; thence

(14) On the arc of a circle curving to the right having a radius of 520.00 feet an arc distance of 100.00 feet (chord bearing and distance North 79 degrees 32 minutes 37 seconds West 99.85 feet) to a point and corner; thence

(15) South 15 degrees 57 minutes 56 seconds West a distance of 60.00 feet to a point and corner; thence

(16) On the arc of a circle curving to the right having a radius of 580.00 feet an arc distance of 345.40 feet (chord bearing and distance North 56 degrees 58 minutes 27 seconds West 340.32 feet) to a point of tangency; thence

(17) North 39 degrees 54 minutes 50 seconds West a distance of 46.44 feet returning to the point and place of BEGINNING.

The above premises are commonly known as Lot 1, Block 49.01.

                                    EXHIBIT B

                                 ACCESS EASEMENT

All that tract or parcel of land and premises, situate, lying and being in the Borough of Sayreville in the County of Middlesex and State of New Jersey, more particularly described as follows:

PARCEL II (ACCESS EASEMENT)

BEGINNING at a concrete monument in the Westerly line of the Raritan River Railroad, said point being the point and place of beginning of Parcel "A" as described in Deed Book 2883 page 873 and running thence from said beginning point:

(1) North 85 degrees 11 minutes 00 seconds West a distance of 934.57 feet to a point and corner in the Easterly line of Jernees Mill Road; thence

(2) On a line parallel to and distant 44 feet measured at a right angle from the centerline of Jernees Mill Road North 11 degrees 56 minutes 50 seconds East a distance of 60.47 feet to a point; thence

(3) South 85 degrees 11 minutes 00 seconds East a distance of 927.86 feet to a point in the Westerly line of the Raritan River Railroad; thence

(4) Along the Westerly line of the Raritan River Railroad South 05 degrees 35 minutes 10 seconds West a distance of 60.00 feet returning to the point and place of BEGINNING.

                                    EXHIBIT C

                            SIGHT TRIANGLE EASEMENTS

All that tract or parcel of land and premises, situate, lying and being in the Borough of Sayreville in the County of Middlesex and State of New Jersey, more particularly described as follows:

PARCEL III (SIGHT TRIANGLE EASEMENTS)

EASEMENT "A"

BEGINNING at the point of intersection formed by the Easterly line of Jernees Mill Road (also known as Middlesex County Road # 3-R-18) with the Northerly line of a proposed 60 foot road as shown and delineated on a map entitled, "final subdivision Plat For: Forest View Industrial Park," dated December 1, 1988 and is about to be filed at the Office of The Middlesex County Clerk; said beginning point being distant 44 feet measured at a right angle from the centerline of Jernees Mill Road, running thence from said beginning point:

(1) Along the Easterly line of Jernees Mill Road North 11 degrees 56 minutes 50 seconds East a distance of 96.60 feet to a point; thence

(2) South 08 degrees 33 minutes 17 seconds East a distance of 98.52 feet to a point in the Northerly line of said proposed 60 foot wide road; thence

(3) Along the Northerly line of said proposed North 85 degrees 11 minutes 00 seconds West a distance of 34.78 feet returning to the point and place of BEGINNING.

EASEMENT "B"

BEGINNING at the point of intersection formed by the Easterly line of Jernees Mill Road (also known as Middlesex County Road # 3-R-18) with the Northerly line of a proposed 60 foot road as shown and delineated on a map entitled, "Final Subdivision Plat For: Forest View Industrial Park," dated December 1, 1988 and is about to be filed at the Office of The Middlesex County Clerk; said beginning point being distant 44 feet measured at a right angle from the centerline of Jernees Mill Road, running thence from said beginning point:

(1) Along the Southerly line of said proposed 60 foot wide Road South 85 degrees 11 minutes 00 seconds East a distance of 34.78 feet to a point; thence

(2) South 30 degrees 49 minutes 29 seconds West a distance of 22.26 feet to a point in the Easterly line of Jernees Mill Road; thence

(3) North 85 degrees 11 minutes 00 seconds West a distance of 27.52 feet to a point in the Easterly line of Jernees Mill Road; thence

(4) Along the Easterly line of Jernees Mill Road North 11 degrees 56 minutes 50 seconds East a distance of 20.16 feet returning to the point and place of BEGINNING.

                                    EXHIBIT D

                                CONRAIL PROPERTY

                          Block 62.04, portion of Lot 5

                      See Attached Diagram (described below)









                            Conrail Utility Crossing
                                       for
                             AES Red Oak Power Plant
                               Lot 1, Block 49.01
                                       by
                                Richard M. Maser
                              Professional Engineer